Exhibit 99.1

Independence Realty Trust Announces Closing of $200 Million Term Loan

PHILADELPHIA – (BUSINESS WIRE) – May 18, 2021 — Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced that its operating partnership, Independence Realty Operating Partnership, LP, closed on a new 5-year $200 million term loan. Proceeds from the term loan will be used to repay amounts outstanding on IRT’s unsecured revolving credit facility.

The 5-year term loan will mature in May 2026 and bear interest at LIBOR plus 1.20% to 1.90% based on IRT’s leverage ratio. At closing, the interest rate spread will be 1.25%.

“Our new term loan strengthens our capital structure by effectively extending $200 million in debt maturities to May 2026 and freeing up liquidity on our unsecured revolving credit facility,” said James J. Sebra, IRT’s Chief Financial Officer. “I thank our lenders for their continued partnership and commitment to IRT. We have increased our financial flexibility to support our ongoing operational and investment strategies to drive growth across the portfolio.”

KeyBank National Association was the Administrative Agent and KeyBanc Capital Markets, Inc., Capital One, National Association and Regions Capital Markets were Joint Lead Arrangers.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com